UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2011

Motorola Mobility Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

001-34805	27-2780868
(Commission File Number)	(IRS Employer Identification No.)

600 North Highway 45, Libertyville, Illinois	60048
(Address of Principal Executive Offices)	(Zip Code)

847-523-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Motorola Mobility Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 9, 2011 and the following matters were voted on at that meeting. Proposals 1, 2 and 3 are non-discretionary items and each had 31,057,529 Broker Non-Votes.

1. The following directors were elected to serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain
Jon E. Barfield	210,539,240	5,856,726	280,973
William R. Hambrecht	195,361,969	21,032,181	282,789
Jeanne P. Jackson	215,000,521	1,400,466	275,952
Sanjay K. Jha	209,051,819	7,324,514	300,606
Keith A. Meister	210,576,752	5,852,347	247,840
Thomas J. Meredith	203,874,462	12,539,720	262,757
Daniel A. Ninivaggi	195,523,501	20,874,895	278,543
James R. Stengel	197,210,520	19,208,726	257,693
Anthony J. Vinciquerra	214,814,901	1,601,269	260,769
Andrew J. Viterbi	214,892,691	1,541,667	242,581

2. A non-binding advisory vote on the Company’s executive compensation was approved by the following vote:

For	Against	Abstain
188,206,236	26,954,180	1,516,523

3. A non-binding advisory vote for an annual frequency of future stockholder votes on executive compensation was approved by the following vote:

1 Year	2 Years	3 Years	Abstain
200,451,453	3,424,950	12,030,870	769,666

The Board of Directors determined, based upon these results, that an advisory vote on executive compensation will be submitted to stockholders on an annual basis.

4. The ratification of the appointment of the independent registered public accounting firm KPMG LLP was approved by the following vote:

For	Against	Abstain
245,955,177	1,257,079	482,272

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA MOBILITY HOLDINGS, INC.
(Registrant)

By:	/s/ Carol H. Forsyte
	Name:	Carol H. Forsyte
	Title:	Corporate Vice President and Secretary

Dated: May 12, 2011